As filed with the Securities and Exchange Commission on July 7, 2015

Registration No. 333-57012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VARIAN MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2359345
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3100 Hansen Way

Palo Alto, CA 94304

(Address of Principal Executive Offices) (Postal Code)

Varian Medical Systems, Inc. Retirement Plan

(Full Title of the Plans)

John W. Kuo

Senior Vice President, General Counsel and Corporate Secretary

Varian Medical Systems, Inc.

3100 Hansen Way

Palo Alto, CA 94304

650-493-4000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

DEREGISTRATION OF SECURITIES

Varian Medical Systems, Inc. is filing this Post-Effective Amendment No. 2 to terminate its offering under the Varian Medical Systems, Inc. Retirement Plan under this Registration Statement.

Further, in accordance with our undertaking, we are removing from registration 100,751 securities that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 7th day of July 2015.

VARIAN MEDICAL SYSTEMS, INC. (Registrant)

By:	/s/ Dow R. Wilson
Dow R. Wilson President and Chief Executive Officer

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